UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2013

Cardiovascular Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-52082	41-1698056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

651 Campus Drive

St. Paul, Minnesota 55112-3495

(Address of Principal Executive Offices and Zip Code)

(651) 259-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Effective May 30, 2013, Paul Koehn, Vice President of Quality and Operations of the Company, adopted a pre-arranged trading plan (the “Koehn Trading Plan”) to sell shares of the Company’s common stock. Also effective May 30, 2013, Laurence L. Betterley, Chief Financial Officer of the Company, adopted a pre-arranged trading plan (the “Betterley Trading Plan”) to sell shares of the Company’s common stock. The trading plans were designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. Under Rule 10b5-1, directors, officers and other persons who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of a registrant’s securities under specified conditions and at specified times.

The Koehn Trading Plan provides that Mr. Koehn will sell shares held by him personally over approximately three months beginning July 15, 2013. The Koehn Trading Plan allows for the sale of an indeterminate number of shares of common stock already owned by Mr. Koehn to cover the required withholding taxes and transaction costs associated with the vesting of shares of Koehn stock (including certain shares of performance-based restricted stock) owned by Mr. Koehn. All shares will be sold under the Koehn Trading Plan in the open market at prevailing market prices. Mr. Koehn will have no control over the actual timing of the stock sales under the Koehn Trading Plan. Sales pursuant to the Koehn Trading Plan are expected to begin as early as July 15, 2013 and will terminate no later than October 10, 2013, unless terminated sooner in accordance with the Koehn Trading Plan’s terms.

The Betterley Trading Plan provides that Mr. Betterley will sell shares held by him personally over approximately three months beginning July 15, 2013. The Betterley Trading Plan allows for the sale of an indeterminate number of shares of common stock already owned by Mr. Betterley to cover the required withholding taxes and transaction costs associated with the vesting of shares of restricted stock (including certain shares of performance-based restricted stock) owned by Mr. Betterley. All shares will be sold under the Betterley Trading Plan in the open market at prevailing market prices. Mr. Betterley will have no control over the actual timing of the stock sales under the Betterley Trading Plan. Sales pursuant to the Betterley Trading Plan are expected to begin as early as July 15, 2013 and will terminate no later than October 10, 2013, unless terminated sooner in accordance with the Betterley Trading Plan’s terms.

All stock sales under the trading plans will be disclosed publicly in accordance with applicable securities laws, rules and regulations through appropriate filings with the U.S. Securities and Exchange Commission.

The Company does not undertake to report other Rule 10b5-1 plans that may be adopted by any of its officers or directors in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2013

CARDIOVASCULAR SYSTEMS, INC.

By:	/s/ Laurence L. Betterley
Laurence L. Betterley
Chief Financial Officer